Exhibit 99.1

              PLX Technology, Inc. Reports Solid Third-Quarter and
                       Nine-Month 2004 Financial Results

    SUNNYVALE, Calif.--(BUSINESS WIRE)--Oct. 19, 2004--PLX Technology, Inc. (Nasdaq:PLXT) today announced financial results for the third quarter ended September 30, 2004. Financial results include the acquired operations of NetChip Technology, Inc. beginning on May 24, 2004.
    For the third quarter, PLX reported net revenues of $15.5 million, a 50 percent increase from the $10.3 million reported for the third quarter of 2003 and a ten percent increase from the $14.0 million reported for the second quarter of 2004. Net revenues for the first nine months of 2004 were $41.1 million, a 50 percent increase from the $27.4 million reported for the first nine months of 2003.
    Net income under U.S. generally accepted accounting principles
(GAAP), which included the effect of acquisition-related costs, was $0.3 million, or $0.01 per share (diluted), for the third quarter of 2004. This compared with net income under GAAP of $0.1 million, or $0.01 per share (diluted), for the third quarter of 2003 and net loss under GAAP of $0.5 million, or a loss of $0.02 per share (diluted), for the prior quarter. Net income for the first nine months of 2004 was $0.1 million, or $0.00 per share (diluted), compared to net losses of $2.6 million, or a loss of $0.12 per share (diluted), for the first nine months of 2003.
    Pro forma net income for the third quarter of 2004, which excluded the effect of acquisition-related costs, was $0.8 million, or $0.03 per share (diluted). This compared with pro forma net income of $0.6 million, or $0.02 per share (diluted), for the same quarter a year ago, and with pro forma net income of $1.1 million, or $0.04 per share (diluted), for the prior quarter. Pro forma net income for the first nine months of 2004 was $2.5 million, or $0.10 per share (diluted), compared to pro forma net losses of $0.1 million, or a loss of $0.01 per share (diluted), for the first nine months of 2003. The reconciliation between net income (loss) under GAAP and pro forma net income (loss) is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.
    "Despite a more cautious customer purchasing environment, I am pleased that we met our revenue and exceeded our earnings expectations for the quarter," said Mike Salameh, president and chief executive officer of PLX. "We also achieved important milestones in our long-term growth programs, including PCI Express(TM) technology."
    The Company's gross margin for the third quarter of 2004 was 64 percent, compared with 65 percent for the prior quarter. The sequential decrease in gross margin was due primarily to an expected change in the Company's product and customer mix associated with the acquisition of NetChip, partially offset by a net benefit of approximately one and one-half margin points, primarily due to the sale of previously written down NetChip inventory.
    Operating expenses on a GAAP basis for the third quarter of 2004 were $9.4 million, as compared with $9.7 million for the prior quarter. On a pro forma basis, which excludes acquisition-related costs of approximately $0.5 million, operating expenses for the third quarter of 2004 were $8.9 million, as compared with $8.1 million for the prior quarter.
    The Company's balance sheet remained strong. At September 30, 2004, cash, cash equivalents and total investments increased to $31.8 million, from $31.3 million at June 30, 2004, and there was no debt.
    The Company also noted that the emerging PCI Express standard, a new interconnect architecture for servers, storage, communications, embedded systems, and other microprocessor-based systems, is a major focus for PLX. In the third quarter, the Company produced the first silicon for the largest and most complex chip in its PCI Express family, the 32-lane switch. In September, the Company demonstrated this switch at the Intel Developer Forum and also provided samples to customers. Based on strong customer interest, the Company believes that the PCI Express market provides PLX a significant long-term growth opportunity.
    Although third-quarter revenues met the Company's expectations, the Company believes that customers have accumulated excess inventory of PLX(R) products. Therefore, fourth-quarter revenues are expected to decline relative to the third quarter. However, the Company believes that its progress with new products and new designs will translate to renewed revenue growth in 2005.

    Business Outlook

    The following statements are based on current expectations. The Company does not intend to update, confirm or change this guidance until its fourth-quarter earnings conference call, although it may provide additional detail regarding its guidance on today's scheduled call.

    -- Revenue for the fourth quarter of 2004 is expected to be between $13.5 million and $14.5 million.

    -- Gross margins are expected to be in the range of 61 percent to 65 percent.

    -- Operating expenses on a GAAP basis are expected to be between $9.4 million and $9.8 million. On a pro forma basis, which excludes acquisition-related costs of approximately $0.5 million, expenses are expected to be between $8.9 million and $9.3 million. Engineering expenses related to 0.13-micron chip development, Sarbanes-Oxley compliance and year-end audit comprise a significant portion of total anticipated fourth-quarter expenses. The timing of the development expenses will depend on when the actual mask and prototype fabrication work is performed.

    PLX management plans to conduct a conference call today at 2:00 p.m. PDT to discuss its third-quarter financial results, as well as its fourth-quarter outlook. There will also be a live Webcast and a replay of the conference call available through the Investors section of the PLX Web site at www.plxtech.com until October 26, 2004.
    For the live Webcast, listeners should go to the Web site at least 15 minutes before the event starts to download and install any necessary audio software. The archived Webcast is typically available one to two hours after the end of the live conference call.
    USE OF PRO FORMA FINANCIAL INFORMATION: In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, PLX reports pro forma financial results. Pro forma net income (loss) and earnings (loss) per share exclude acquisition-related charges, such as amortization of purchased intangible assets and deferred compensation. PLX's management believes these pro forma measures are useful to investors because they provide supplemental information that facilitates comparisons with prior periods. Management uses these pro forma measures to evaluate its financial results, develop budgets and manage expenditures. The method PLX uses to produce pro forma results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these pro forma financial measures to the comparable GAAP results, which are provided in a table immediately below the Pro Forma Consolidated Statements of Operations.

    About PLX

    PLX Technology, Inc. (www.plxtech.com), based in Sunnyvale, Calif., USA, is the leading supplier of standard I/O interconnect silicon to the communications, server, storage, embedded-control and consumer industries. The PLX solution provides a competitive edge to customers through an integrated combination of high-performance silicon, hardware and software design tools. These innovative solutions enable customers to develop products with industry-leading performance and functionality. Furthermore, the combination of PLX product features, supporting development tools and partnerships allows customers to bring their designs to market faster. PLX PCI and USB interconnect chips are designed into a wide variety of communications, server, storage, embedded-control and consumer products.

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

    This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements about the Company's estimated revenues, estimated expenses, and estimated gross margins for the fourth quarter of 2004, which are set forth under the caption "Business Outlook," and statements regarding the PCI Express market, customer inventory levels, progress with new products and new design, revenue growth prospects for 2005, and timing of development expenses. Such statements involve risks and uncertainties which may cause actual results to differ materially from those set forth in the statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers which include the Company's products, adverse economic conditions in general or those specifically affecting the Company's markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company's customers and unexpected expenses. Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2003 and the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2004, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.



                         PLX TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)
               (in thousands, except per share amounts)



                                           Three Months Ended
                                  September 30  September 30  June 30
                                          2004          2003     2004
                                  ------------  ------------ --------
Net revenues                          $15,457    $10,283     $14,016
Cost of revenues                        5,639      2,846       4,925
                                       -------    -------     -------
Gross margin                            9,818      7,437       9,091

Operating expenses:
  Research and development              4,765      3,816       4,394
  Selling, general and
   administrative                       4,209      3,301       3,768
  In-process research and
   development                              -          -       1,123
  Amortization of purchased
   intangible assets                      467        297         442
                                       -------    -------     -------
Total operating expenses                9,441      7,414       9,727

Income (loss) from operations             377         23        (636)
Interest income and other, net            134        138          99
                                       -------    -------     -------

Income (loss) before provision for
 income taxes                             511        161        (537)
Provision for income taxes                184         32           -
                                       -------    -------     -------

Net income (loss)                     $   327    $   129     $  (537)
                                       =======    =======     =======

Basic net income (loss) per share     $  0.01    $  0.01     $ (0.02)
                                       =======    =======     =======
Shares used to compute basic per
 share amounts                         26,342     23,797      24,850
                                       =======    =======     =======
Diluted net income (loss) per share   $  0.01    $  0.01     $ (0.02)
                                       =======    =======     =======
Shares used to compute diluted per
 share amounts                         27,129     24,442      24,850
                                       =======    =======     =======



                                                 Nine Months Ended
                                                    September 30
                                                ---------   --------
                                                   2004        2003
                                                 -------     -------

Net revenues                                    $41,115     $27,446
Cost of revenues                                 13,793       7,879
                                                 -------     -------
Gross margin                                     27,322      19,567

Operating expenses:
  Research and development                       13,216      11,422
  Selling, general and administrative            11,655       9,552
  In-process research and development             1,123         875
  Amortization of purchased intangible assets     1,206         634
                                                 -------     -------
Total operating expenses                         27,200      22,483

Income (loss) from operations                       122      (2,916)
Interest income and other, net                      301         348
                                                 -------     -------

Income (loss) before provision for
 income taxes                                       423      (2,568)
Provision for income taxes                          356          16
                                                 -------     -------

Net income (loss)                               $    67     $(2,584)
                                                 =======     =======

Basic net income (loss) per share               $  0.00     $ (0.12)
                                                 =======     =======
Shares used to compute basic per
 share amounts                                   25,028      22,392
                                                 =======     =======
Diluted net income (loss) per share             $  0.00     $ (0.12)
                                                 =======     =======
Shares used to compute diluted per
 share amounts                                   26,144      22,392
                                                 =======     =======


                         PLX TECHNOLOGY, INC.
            PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                (Excluding Acquisition-Related Costs
                 and Amortization of Intangible Assets)
                              (Unaudited)
               (in thousands, except per share amounts)


                                           Three Months Ended
                                  September 30  September 30  June 30
                                          2004          2003     2004
                                  ------------- ------------  -------

Net revenues                           $15,457    $10,283   $14,016
Cost of revenues                         5,639      2,846     4,925
                                        -------    -------   -------
Gross margin                             9,818      7,437     9,091

Operating expenses:
  Research and development               4,745      3,713     4,379
  Selling, general and administrative    4,175      3,287     3,755
                                        -------    -------   -------
Total operating expenses                 8,920      7,000     8,134

Income (loss) from operations              898        437       957
Interest income and other, net             134        138        99
                                        -------    -------   -------

Income (loss) before provision for
 income taxes                            1,032        575     1,056
Provision for income taxes                 184          4         -
                                        -------    -------   -------

Net income (loss)                      $   848    $   571   $ 1,056
                                        =======    =======   =======

Basic net income (loss) per share      $  0.03    $  0.02   $  0.04
                                        =======    =======   =======
Shares used to compute basic per
 share amounts                          26,342     23,797    24,850
                                        =======    =======   =======
Diluted net income (loss) per share    $  0.03    $  0.02   $  0.04
                                        =======    =======   =======
Shares used to compute diluted per
 share amounts                          27,129     24,442    26,678
                                        =======    =======   =======

A reconciliation between net income (loss) on a GAAP basis and pro forma net income (loss) is as follows:

GAAP net income (loss)                 $   327    $   129   $  (537)
In-process research and development          -          -     1,123
Amortization of deferred stock-based
 compensation                               54        117        28
Amortization of purchased intangible
 assets                                    467        297       442
Income tax effect                            -         28         -
                                        -------    -------   -------
Pro forma net income (loss)            $   848    $   571   $ 1,056
                                        =======    =======   =======



                                                    Nine Months Ended
                                                      September 30
                                                   ---------- --------
                                                      2004       2003
                                                    -------    -------

Net revenues                                       $41,115    $27,446
Cost of revenues                                    13,793      7,879
                                                    -------    -------
Gross margin                                        27,322     19,567

Operating expenses:
  Research and development                          13,172     10,503
  Selling, general and administrative               11,599      9,529
                                                    -------    -------
Total operating expenses                            24,771     20,032

Income (loss) from operations                        2,551       (465)
Interest income and other, net                         301        348
                                                    -------    -------

Income (loss) before provision for
 income taxes                                        2,852       (117)
Provision for income taxes                             356         16
                                                    -------    -------

Net income (loss)                                  $ 2,496    $  (133)
                                                    =======    =======

Basic net income (loss) per share                  $  0.10    $ (0.01)
                                                    =======    =======
Shares used to compute basic per
 share amounts                                      25,028     22,392
                                                    =======    =======
Diluted net income (loss) per share                $  0.10    $ (0.01)
                                                    =======    =======
Shares used to compute diluted per
 share amounts                                      26,144     22,392
                                                    =======    =======

A reconciliation between net income (loss) on a GAAP basis and pro forma net income (loss) is as follows:

GAAP net income (loss)                             $    67    $(2,584)
In-process research and development                  1,123        875
Amortization of deferred stock-based
 compensation                                          100        942
Amortization of purchased intangible
 assets                                              1,206        634
Income tax effect                                        -          -
                                                    -------    -------
Pro forma net income (loss)                        $ 2,496    $  (133)
                                                    =======    =======



                         PLX TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)


                                            September 30, December 31,
                                                    2004      2003 (1)
                                               --------      --------
                                             (unaudited)
ASSETS

  Cash and investments                        $ 31,760      $ 23,056
  Accounts receivable, net                       6,165         4,998
  Inventories                                    4,351         1,893
  Property and equipment, net                   30,978        31,068
  Goodwill                                      30,970        15,998
  Other intangible assets                        7,503         2,730
  Other assets                                   1,341         2,060
                                               --------      --------
Total assets                                  $113,068      $ 81,803
                                               ========      ========

LIABILITIES

  Accounts payable                            $  4,558      $  1,768
  Accrued compensation and benefits              1,998         1,427
  Deferred revenues                              1,678           991
  Accrued commissions                              332           368
  Other accrued expenses                         2,264         1,228
                                               --------      --------
Total liabilities                               10,830         5,782
                                               --------      --------

STOCKHOLDERS' EQUITY

  Common stock, par value                           26            24
  Additional paid-in capital                   111,477        84,508
  Deferred compensation                           (818)          (44)
  Notes receivable for employee stock
   purchases                                         -           (70)
  Accumulated other comprehensive income          (166)          (49)
  Accumulated deficit                           (8,281)       (8,348)
                                               --------      --------
Total stockholders' equity                     102,238        76,021
                                               --------      --------
Total liabilities and stockholders' equity    $113,068      $ 81,803
                                               ========      ========

(1) Derived from audited financial statements


    CONTACT: PLX Technology, Inc.
             Rafael Torres, 408-774-9060
             rtorres@plxtech.com
             or
             CommonGround Communications (for PLX)
             Jerry Steach, 415-222-9996
             jsteach@plxtech.com